UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 10, 2020

T-MOBILE US, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-33409	20-0836269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12920 SE 38th Street Bellevue, Washington	98006-1350
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 378-4000

(Former Name or Former Address, if Changed Since Last Report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	TMUS	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On November 10, 2020, Srini Gopalan notified the Board of Directors (the “Board”) of T-Mobile US, Inc. (the “Company”) of his decision to resign from the Board and the Nominating and Corporate Governance Committee (the “Committee”) of the Board, effective November 13, 2020. Mr. Gopalan’s resignation is not the result of any disagreement between Mr. Gopalan and the Company or any of its affiliates on any matter relating to the operations, policies or practices of the Company.

Appointment of New Directors

On November 12, 2020, pursuant to that certain Second Amended and Restated Stockholders’ Agreement (the “Stockholders’ Agreement”), dated as of June 22, 2020, by and among the Company, Deutsche Telekom AG (“DT”) and SoftBank Group Corp., the Board increased the size of the Board to 14 directors and appointed each of Dominique Leroy, Omar Tazi and Michael Wilkens (collectively, the “New Directors”) to the Board, effective November 13, 2020. Each of the New Directors was designated by DT pursuant to the Stockholders’ Agreement.

Ms. Leroy currently serves as a member of the Board of Management of DT, responsible for the Board Area Europe. Mr. Tazi currently serves as Senior Vice President at DT in charge of Group Innovation, Products, Design & Customer Experience, as well as Global Partnerships and Devices. Mr. Wilkens currently serves as Senior Vice President Group Controlling (FP&A) of DT.

For purposes of the Stockholders’ Agreement, current Board members Teresa A. Taylor and Stephen Kappes have each been designated by the Committee with the Committee retaining the ability to designate one additional director (which could be a current director of the Board) in its discretion.

The Board also appointed Ms. Leroy as a member of the Committee, effective November 13, 2020. Messrs. Tazi and Wilkens have not been appointed to serve on any Board committees at this time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2020	T-MOBILE US, INC.

	By:	/s/ Peter Osvaldik
Peter Osvaldik
Executive Vice President and Chief Financial Officer